UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2022 (August 5, 2022)

MILL CITY VENTURES III, LTD.

(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 5, 2022, Mill City Ventures III, Ltd. (“Company”) filed an Amendment to its Amended and Restated Articles of Incorporation (the “Amendment”). The Amendment provides for the following changes:

Paragraph A of Article 3 of the Company’s Amended and Restated Articles of Incorporation was amended to read in its entirety as follows:

A.           The Company is authorized to issue 111,111,111 shares of capital stock, each having $0.001 par value per share. Each share of the Company’s common stock shall be entitled to one vote on all matters requiring a vote of the Company’s shareholders. Unless otherwise specifically so designated upon issuance, all shares of capital issued by the Company shall be common stock.

Paragraph D of Article 3 of the Company’s Amended and Restated Articles of Incorporation was amended to read in its entirety as follows:

D.            Effective upon the filing of Articles of Amendment with the Minnesota Secretary of State as approved by the Board of Directors (the “Effective Time”), the then-issued and outstanding common stock of the Company was combined on a 1-for-2.25 share basis such that, at the Effective Time, every two and one-quarter shares of common stock outstanding immediately prior to the Effective Time shall be combined into one share of common stock. This share combination will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book-entry adjustments to the stock register of the Company maintained in accordance with the Act. In the event that the share combination would result in a shareholder being entitled to receive less than a full share of common stock, the fractional share that would so result shall be rounded up to the nearest whole share of common stock. The par value of each share of issued and outstanding common stock shall not be affected by the share combination.

The Amendment was announced by FINRA and became effective as of August 9, 2022.

Terms of the Amended and Restated Articles were otherwise not modified in connection with the Amendment. The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 11, 2022, the Company issued a press release announcing the closing of the Company’s public offering of shares of its common stock and listing of its common stock on the Nasdaq Capital Market. The press release is being furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Item	Description
3.1	Amendment to Amended and Restated Articles of Incorporation
99.1	Press Release dated August 11, 2022 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: August 11, 2022
	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer